Zevia Appoints Girish Satya as Chief Financial Officer

LOS ANGELES – February 20, 2024 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company disrupting the liquid refreshment beverage industry with great tasting, zero sugar beverages made with simple, plant-based ingredients, today announced the appointment of Girish Satya as Chief Financial Officer (CFO), effective February 21, 2024.

Mr. Satya brings to Zevia over 20 years of finance, operations and strategic leadership experience with high-growth consumer businesses. He most recently served as CFO of Backcountry, a leading global direct-to-consumer gear and apparel retailer focused on the outdoor enthusiast market. Florence Neubauer, who effectively led Zevia’s Finance function as Interim CFO, will continue with Zevia as Senior Vice President, Finance and Business Transformation.

“Girish brings a sharp strategic lens and dynamic leadership skills along with a proven track record of driving growth and profitability,” said Amy Taylor, President and CEO. “He has a unique and diverse skillset encompassing commercial leadership, channel strategy, operations and technology, which complements his financial expertise and reflects his strong entrepreneurial approach and historical success with other young growth companies. We are thrilled to have him join Zevia as CFO, and we are confident he will have an immediate impact. We also want to thank Florence Neubauer for her strong leadership as Interim CFO and look forward to her continued contributions.”

Mr. Satya is a veteran CFO with success in leadership across several businesses with a focus on the consumer sector. Prior to joining Backcountry, from 2016 to 2021, Mr. Satya was a Principal at private equity firm TSG Consumer Partners, where he focused on growth equity investments in the branded consumer products and services sectors. Prior to TSG, he was CFO of The Bay Club Company, a fitness and hospitality company based in San Francisco, from 2013 to 2016, and also served as CFO of Pasta Pomodoro, a casual dining chain operating across California and Arizona, from 2009 to 2012. Mr. Satya holds a BS in Economics from Fordham University and an MBA from the Booth School of Business at the University of Chicago and currently serves on the board of Canyon Bicycles GmBH.

“Zevia has established a strong consumer proposition. With accelerating category tailwinds, we are well-positioned to capitalize on the tremendous opportunities ahead. I’m delighted to be joining this talented team and look forward to leveraging my expertise to further our strategic initiatives to drive growth, profitability, and shareholder value,” said Mr. Satya.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2024 Guidance and anticipated growth, supply chain service levels and our efforts to resolve supply chain logistics challenges, strategic direction, branding, operating environment, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy and to compete effectively, cost reduction initiatives, our ability to maintain supply chain service levels and any disruption of our supply chain, product demand, changes in the retail landscape or in sales to any key customer, change in consumer preferences, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic, competitive and governmental factors outside of our control, such as pandemics or epidemics, adverse global macroeconomic conditions, including rising interest rates, instability in financial institutions and a recessionary environment, any potential shutdown of the U.S. government, and geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 34,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Media

Annie Thompson

Edelman Smithfield

713-299-4115

Annie.Thompson@edelmansmithfield.com

Investors

Greg Davis

Zevia PBC

424-343-2654

Gregory@zevia.com

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com